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                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Quintiles Transnational Corp. on Forms S-8 (Registration Nos. 33-91026, 333-16553, 333-03603, 333-40493 and 333-60797) and the Registration Statements
on Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181, 333-40497 and
333-48403) of our report dated July 24, 1996, with respect to the audited combined financial statements of the Innovex Companies for the year ended March 31, 1996, which report appears in this current Report on Form 8-K filed with the Securities and Exchange Commission.


Reading, England
January 27, 1999

                                                  /s/ KPMG